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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 1997

                 USAA Real Estate Income Investments I Limited
                    Partnership (Exact name of registrant as
                           specified in its charter)

     California                  0-13227          74-2325025
(State or other jurisdiction  (Commission    (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)

8000 Robert F. McDermott Fwy., IH 10 West, Suite 600,
           San Antonio, Texas                                  78230-3884
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:(210) 498-7391

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5. Other Events.


     On July 7, 1997, American Industrial Properties REIT (NYSE:IND) (the "Trust") signed definitive merger agreements with USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership, and USAA Income Properties IV Limited Partnership (collectively, the "RELPs") pursuant to which the RELPs will be merged into the Trust (the "Merger"). As a result of the Merger, the Trust will acquire nine real estate properties consisting of three office buildings totaling 550,000 square feet, two industrial properties totaling 320,000 square feet, three office/research and development properties totaling 156,000 square feet, and one retail property totaling 77,000 square feet. In addition, the Trust will acquire a 55.84% joint venture interest in a 291,000 square foot office property. The agreed value of the interests in these properties, including assumption of $31,704,000 in related debt, is $89,622,000.

     Pursuant to the terms of the agreements, the Trust will issue an aggregate of 22,064,147 shares of beneficial interest at $2.625 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $2.625. The number of Shares to be received by a limited partner in each RELP will be computed in accordance with such partner's percentage interest in the RELP. The general partner of each RELP has waived any right it may have to receive Shares to which it may be entitled in exchange for its general partnership interest.

     The Merger, which has been approved by the Trust's Board of Trust Managers and the Board of Directors of each of the general partners of the RELPs, is subject to due diligence by both parties and certain other conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPs. The Merger is a taxable transaction to the partners in the RELPs and will be subject to the completion of a joint proxy statement/prospectus filed on Form S-4 with the Securities and Exchange Commission. No date has been scheduled for the shareholder meeting for the Trust and limited partner meetings for the RELPs to vote on the proposed transaction. Prudential Securities Inc., on behalf of the Trust, and Houlihan Lokey Howard & Zukin on behalf of the RELPs, have rendered opinions to their respective parties that the transaction is fair from a financial point of view.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

        (c) EXHIBITS

        10.1 Agreement and Plan of Merger by and between the Trust and USAA Real Estate Investments I, A California Limited Partnership dated as of June 30, 1997
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        USAA REAL ESTATE INCOME INVESTMENTS I
                                        LIMITED PARTNERSHIP
                                        (Registrant)

                                        BY:  USAA INVESTORS I, INC.,
                                             General Partner




July 21, 1997                           BY: /s/Martha J. Barrow
                                            Martha J. Barrow
                                            Vice President -
                                            Administration and
                                            Finance/Treasurer


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                               INDEX TO EXHIBITS


Exhibit No.     Description
-----------     -----------

  10.1 Agreement and Plan of Merger by and between the Trust and USAA Real Estate Investments I, A California Limited Partnership dated as of June 30, 1997